Exhibit 99.1

WiSA Technologies Announces Reverse Stock Split

BEAVERTON, OR — (January 26, 2023)— WiSA Technologies, Inc. (the “Company”) (Nasdaq: WISA), a developer of spatial, wireless sound technology for smart devices and next-generation home entertainment systems, today announced that on January 24, 2023 the Company’s Board of Directors approved a 1-for-100 reverse split (the "Reverse Stock Split") of the Company’s common stock (the "Common Stock"). On January 26, 2023, the Company filed a certificate of amendment to the Company’s certificate of incorporation, as amended, with the Secretary of State of the State of Delaware to effect the Reverse Stock Split as of 5:00 p.m. Eastern Time on that date. On January 26, 2023, the Common Stock will begin trading on the Nasdaq Capital Market (“Nasdaq”) on a split-adjusted basis at the start of trading on January 27, 2023 and will have a new CUSIP number of 86633R302.

Information to Stockholders

VStock Transfer, LLC, the Company transfer agent, will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock. Stockholders who hold their shares of Common Stock in book-entry form or in brokerage accounts or "street name" are not required to take any action to effect the exchange of their shares of Common Stock following the Reverse Stock Split. VStock Transfer, LLC may be reached for questions at (212) 828-8436.

About WiSA Technologies, Inc.

WiSA Technologies, Inc. (Nasdaq: WISA) develops, markets, and sells spatial audio wireless technology for smart devices and next-generation home entertainment systems. Its consortium—the WiSA Association—works with leading consumer electronics companies, technology providers, retailers, and industry partners to make spatial audio an experience that everyone can enjoy. The Company is headquartered in Beaverton, OR.

Safe Harbor Statement

This press release contains forward-looking statements, which are not historical facts, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions and include statements regarding the expected closing date of the offering. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties including, but not limited to, the effective date for the Reverse Stock Split, the date that trading of the New Common Stock will begin on a split-adjusted basis, the Company’s ability to regain compliance with the Nasdaq Listing Standards and maintain the listing of its securities on Nasdaq, which may cause the Company’s actual results, and other risks impacting WiSA Technologies’ business, such as, current macroeconomic uncertainties associated with the COVID-19 pandemic, WiSA Technologies’ ability to predict the timing of design wins entering production and the potential future revenue associated with WiSA Technologies’ design wins; WiSA Technologies’ rate of growth; WiSA Technologies’ ability to predict customer demand for its existing and future products and to secure adequate manufacturing capacity; consumer demand conditions affecting WiSA Technologies’ customer’s end markets; WiSA Technologies’ ability to hire, retain and motivate employees; the effects of competition, including price competition; technological, regulatory and legal developments; developments in the economy and financial markets and other risks as more fully described in the section titled “Risk Factors” in the registration statement related to the offering. There is no guarantee that Company will be able to regain compliance with the Nasdaq minimum bid requirement and even if it is able to regain compliance that it will maintain compliance over a sustained period. The information in this press release is provided only as of the date of this press release, and WiSA Technologies undertakes no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law. WiSA Technologies disclaims any obligation to update these forward-looking statements.

Contact Information

David Barnard, LHA Investor Relations, (415) 433-3777, wisa@lhai.com